UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 7, 2011
PHYSICIANS FORMULA HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)
1055 West 8th Street Azusa, California 91702 (Address of principal executive offices, including Zip Code)
(626) 334-3395 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    On June 7, 2011, Physicians Formula Holdings, Inc. (the “Company”) received a letter from the NASDAQ Stock Market LLC (“Nasdaq”) indicating that as a result of Mr. Padraic Spence’s resignation from the Company’s board of directors as described in Item 5.02 of the Current Report on Form 8-K filed by the Company on May 27, 2011, the Company no longer complies with Nasdaq Rule 5605(c)(2)(A), which requires that the Company’s audit committee consist of three directors meeting the independence criteria and having the qualifications set forth in the Nasdaq Rules.  As a result of Mr. Spence’s resignation, the Company’s audit committee consists of only two members meeting the independence criteria and having the qualifications set forth in the Nasdaq Rules.  Consistent with Nasdaq Rule 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance with the audit committee requirement.  The cure period will extend until the earlier of the Company’s next annual shareholders’ meeting or May 24, 2012, provided that if the Company’s next annual shareholders’ meeting is held before November 21, 2011, then the Company must evidence compliance no later than November 21, 2011.

    The Company has initiated a search in order to identify an independent and appropriately qualified director to fill the vacancy left by Mr. Spence’s resignation in order to ensure the Company’s compliance with the Nasdaq Rules.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.

Date: June 8, 2011	By:	/s/ Jeff Berry
Name: Jeff Berry
Title: Chief Financial Officer